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                                                                    EXHIBIT 10.3

                                 CSK AUTO, INC.
                            1996 DIRECTOR STOCK PLAN
                            ------------------------


1.  Purpose of the Plan.
    -------------------

          CSK Auto, Inc. Director Stock Plan is intended to increase the proprietary interest of nonemployee members of the Board of Directors of CSK Auto, Inc. by providing further opportunity for ownership of the Company's Shares. By means of such increased proprietary interest, the Plan is intended to increase their incentive to contribute to the success of the Company's business.

          The Plan is intended to comply with Rule 16b-3 under the Exchange Act and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases. In particular, the provisions of Article 4 hereof are intended to comply with the "formula plan" requirements of Rule 16b-3 and such Article shall be construed to so comply.

2.  Definitions.
    -----------

          As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (c) "Committee" shall mean the Compensation Committee of the Board.

          (d) "Common Stock" shall mean the shares of common stock of the Company, $.001 par value per share.

          (e) "Company" shall mean CSK Auto, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (f) "Disability" shall be as defined in Section 22(e)(3) of the Code.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.
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          (h) "Fair Market Value" per Restricted Share on any day shall mean (i)
if the principal market for the Common Stock is a national securities exchange, the average between the highest and lowest sales prices per share of the Common Stock on the trading day immediately preceding such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (x) if actual sales price information is available with respect to the Common Stock, the average between the highest and the lowest sales prices per share of the Common Stock on the trading day immediately preceding such day on Nasdaq, or (y) if such information is not available, the average between the highest bid and lowest asked prices per share for the Common Stock on the trading day immediately preceding such day on Nasdaq, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average between the highest bid and lowest asked prices per share for the Common Stock on the trading day immediately preceding such day as reported on the OTC Bulletin Board Service or by National Quotations Bureau, Incorporated or a comparable service; provided that if clauses (i), (ii) and (iii) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Common Stock shall be determined by the Committee, in good faith, in a manner that is not inconsistent with Section 423 of the Code or the regulations thereunder.

          (i) "Participant" shall mean a member of the Board who is not an employee of the Company, any subsidiary of the Company or a parent of the Company.

          (j) "Plan" shall mean 1996 CSK Auto, Inc. Director Stock Plan, as amended from time to time.

          (k) "Plan Quarter" shall mean a calendar quarter of the Company, except that the first "Plan Quarter" shall begin the date the Company's registration statement filed in connection with the Company's initial public offering is declared effective by the Securities and Exchange Commission and shall end at the end of the calendar quarter during which such registration statement is declared effective.

          (l) "Plan Year" shall mean a calendar year, except that the first Plan Year shall begin the date the Company's registration statement filed in connection with the Company's initial public offering is declared effective by the Securities and Exchange Commission and shall end at the end of the calendar year during which such registration statement is declared effective.

          (m) "Restricted Period" shall have the meaning given in Section 5(c) hereof.

          (n) "Restricted Share" or "Restricted Shares" shall mean the Shares granted hereunder subject to restrictions as set forth in Article 5.

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          (o) "Rule 16b-3" shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (p) "Shares" shall mean the common shares of the Company, $.001 par value.

3.  Shares.
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          The maximum number of Shares which shall be reserved for the grant of
Restricted Shares under the Plan shall be 50,000 Shares, which number shall be subject to adjustment as provided in Article 11 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

          If any outstanding Restricted Shares under the Plan should be forfeited and reacquired by the Company, the Shares so forfeited shall (unless the Plan shall have been terminated) again become available for use under the Plan, to the extent permitted by Rule 16b-3.

4.  Grants of  Restricted Shares.
    ----------------------------

          (a) ALL GRANTS SUBJECT TO ANY DEFERRAL ELECTION. All provisions of this Article 4 with respect to grants of Restricted Shares shall be subject to any deferral election with respect to such Restricted Shares which is made by a Participant in accordance with Article 6 hereof.

          (b) GRANTS OF RESTRICTED SHARES FOR ANNUAL RETAINER FEE. In the case of an individual who is a Participant at the beginning of a Plan Year, his or her annual retainer fee shall be provided in the form of a grant of Restricted Shares made in four installments on the first business day of each Plan Quarter. The Restricted Shares so granted shall have a Fair Market Value on each such date equal to the amount of one quarter of the annual retainer fee in effect on such date for such Participant. Fractional Shares shall be paid in cash.

          In the case of an individual who becomes a Participant during a Plan Year, the pro-rated portion of his or her annual retainer fee with respect to the balance of such Plan Year shall be provided in the form of a grant of Restricted Shares made on the first business day of each Plan Quarter remaining in the Plan Year. The Restricted Shares so granted shall have a Fair Market Value on each such date equal to the amount of the applicable annual retainer fee multiplied by a fraction, the numerator of which is the number of full calendar quarters remaining in such Plan Year from and after the date the individual becomes a Participant and the denominator of which is four. Fractional Shares shall be paid in cash.

          If an increase in the annual retainer fee becomes effective during a given Plan Year, an additional grant of Restricted Shares shall be made on the last business day of the Plan

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Quarter in which the increase in the annual retainer fee becomes effective. The
Restricted Shares so granted shall have a Fair Market Value on such date equal to the amount of such increase multiplied by a fraction, the numerator of which is the number of full calendar quarters remaining in such Plan Year from and after the effective date of such increase and the denominator of which is four. Fractional Shares shall be paid in cash.


          (c) GRANTS OF RESTRICTED SHARES FOR MEETING FEES. The meeting fees of each Participant shall be provided in the form of a grant of Restricted Shares made on the last business day of the Plan Quarter in which the relevant meetings occur. Restricted Shares so granted shall have a Fair Market Value on such date equal to the aggregate amount of the meeting fees for the respective Participant with respect to meetings occurring in such Plan Quarter. Fractional Shares shall be paid in cash.

5.  Restricted Shares.
    -----------------

          Each grant of Restricted Shares under the Plan shall comply with the following terms and conditions:

          (a) NUMBER OF SHARES. Each grant shall state the number of Restricted Shares to be granted.

          (b) RESTRICTIONS. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (except by will or the applicable laws of descent and distribution) during the Restricted Period.

          (c) RESTRICTED PERIOD. The Restricted Period for Restricted Shares granted under the Plan shall begin with their grant and end one year after they are granted.

          (d) OWNERSHIP. During the Restricted Period the Participant shall possess all incidents of ownership of such Restricted Shares, including the right to vote and to receive dividends with respect to such Restricted Shares, subject to the restrictions and limitations described in this Article.

          (e) RESTRICTED SHARE CERTIFICATE. Upon the grant of Restricted Shares, a share certificate or certificates representing such Restricted Shares shall be registered in the Participant's name, shall bear an appropriate legend referring to the restrictions applicable thereto, and shall be delivered to the Participant. Any attempt to dispose of any such Shares in contravention of such restrictions shall be null and void and without effect.

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6.  Effect of Certain Changes.
    -------------------------

          In the event of any extraordinary dividend, share dividend, recapitalization, spin-off, merger, consolidation, share split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of Shares available for grant and the number of outstanding Restricted Shares and Deferred Shares shall be equitably adjusted by the Committee to reflect such event and preserve the value of such grants and the Committee may make such other adjustments to the terms of outstanding Restricted Shares and Deferred Shares as it may deem equitable under the circumstances; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.

7.  Rights as a Stockholder.
    -----------------------

          A Participant shall have only the rights as a stockholder described in
Section 5(e) hereof with respect to any Restricted Shares during the Restricted Period. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date an unrestricted Share certificate is issued, except as provided in Article 10 hereof.

8.  No Rights to Continuance as Director.
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          Nothing in the Plan or in any grant made pursuant hereto shall confer upon any Participant the right to continue to serve as a member of the Company's Board or to be entitled to any remuneration or benefits not set forth in the Plan.

9.  Administration.
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          Prior to completion of the Company's initial public offering, the Plan shall be administered by the Board (which, during such period, shall have all the powers given herein to the Committee). From and after the completion of such offering, the Plan shall be administered by the Committee consisting of two or more persons. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 until such time as the amendments to Rule 16b-3 adopted by the Securities and Exchange Commission on May 30, 1996 in Release No. 34-37260 became effective with respect to the Plan (the "New Rule Date") and from and after the New Rule Date, a "Non-Employee Director" within the meaning of Rule 16b-3. The Committee shall have the authority to make such interpretations and constructions of the Plan as are necessary to administer the Plan in accordance with, and subject to, the Plan's provisions.

          All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

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          No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

10.  Amendment and Termination of the Plan.
     -------------------------------------

          The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders; and provided, further, that the provisions of Article 4 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Except as provided in
Article 10 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any grant previously made, unless the written consent of the Participant is obtained.

11.  Governing Law.
     -------------

          The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

12.  Approval of Stockholders.
     -------------------------

          The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants made prior to the stockholder approval described in this Article 12) shall be subject to the approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders held in accordance with applicable law, which approval must occur within twelve months of the date the Plan is adopted by the Board.

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